EXHIBIT 10.78
                                                                   -------------


                       NORTH COAST SECURITIES CORPORATION
                           100 SPEAR STREET, SUITE 850
                             SAN FRANCISCO, CA 94105


                                  July 31, 2003

Performance Health Technologies, Inc.
Second Floor
6654 Gunpark Drive
Boulder, Colorado 80301

Attn: Marc R. Silverman
      CEO, President & Director

Dear Marc:

We are pleased to confirm our mutual understanding regarding the retention of North Coast Securities Corporation ("Agent") by Performance Health Technologies, Inc. (collectively with its affiliates, the "Company"), subject to the terms and conditions of this agreement (the "Agreement").

1. Agent will act as the Company's Agent in connection with the private placement of up to 3,700 Units at a price of $1,000 per Unit. Each Unit will consist of an 8.5% Convertible Note of the Company in the principal amount of $1,000 and 250 shares of the Company's Common Stock. The Units, 8.5% Convertible Notes, and Common Stock will be collectively referred to as the "Securities." The Units will be issued only to accredited investors (as defined in Rule 501 under the Securities Act of 1933, as amended), on terms mutually agreeable between the parties hereto, certain of which terms are set forth on Exhibit A, annexed hereto and incorporated herein by reference (such private placement referred to as the "Offering"). The Offering will be made on a best efforts basis subject to the terms and conditions set forth herein. Agent will act as the non-exclusive Agent for the Offering and sale of the Securities constituting the Offering.

2. Agent will provide the Company with the following services in connection with the Offering:

     A. Assisting the Company in preparation of an Offering Memorandum and related materials in connection with the Offering, and acting as the Agent in connection with such Offering;

     B.   Coordinating the marketing effort for the sale of the Securities;

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Performance Health Technologies, Inc.
July 31, 2003
Page 2

     C. Assisting the Company in formulating transaction terms and in preparing transaction documents, including those evidencing the terms of the Securities;

     D. Assisting the Company in negotiating transaction terms with potential investors in the Securities; and

     E. Providing such other advice, assistance or services as may be reasonably requested by the Company in connection with the Offering and as mutually agreed upon by Agent and the Company.

3. Agent's compensation for acting as Agent for the Company in connection with the Offering pursuant to this Agreement will be as follows:

     A. A fee equal to 10% of the gross proceeds raised in the Offering by Agent (the "Offering Amount"), payable on the Offering Amount subscribed for and accepted at each Closing of the Offering, PROVIDED, HOWEVER, no fee will be payable with respect to the conversion of principal and interest due under Company's Note dated December 31, 2001 payable to The Holding Company in the principal amount of $350,000 (the "THC Note"), it being understood the conversion of the THC Note shall occur on the first closing of the Offering.

     B. Warrants to purchase up to 75 shares of Common Stock for each Unit sold by Agent at each Closing, such Warrants to be exercisable for three years after the Closing at an exercise price of $1.50 per share of Common Stock (the "Warrants"). The Warrants will contain weighted average anti-dilution provisions, cashless exercise provisions, and other terms and conditions customary to the warrants previously issued by the Company to Agent. The Warrants and any Securities underlying them issued to Agent and/or its designees will have customary demand and "piggy-back" registration rights.

     C. At each Closing of the Offering, the Company shall pay to Agent, a non-accountable expense allowance in the amount equal to 2% of the Offering Amount subscribed for and accepted at that Closing; PROVIDED, HOWEVER, no fee will be payable with respect to the conversion of principal and interest due under the THC Note.

     D. A fee payable upon execution of this Agreement in the amount of $20,000.

4. The Company will pay all expenses incurred by or on behalf of the Company in connection with the preparation and printing of the Offering Memorandum, the certificates for

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Performance Health Technologies, Inc.
July 31, 2003
Page 3

the Securities, blue sky filings and fees and all other documents and instruments required in connection with the Offering. PROVIDED, the legal expenses incurred by Agent in the preceding sentence for which the Company shall be responsible to Agent for shall be to the extent of only $25,000.

5. The Company represents that its capitalization is currently as follows:

     Common Stock Issued and
     Outstanding                      32,399,311 shares.

     Stock Options                    6,000,000 shares to be issued upon
                                      exercise of Options issued or to be
                                      issued under the Company's Stock Option
                                      Plan. Options to purchase 3,973,355
                                      shares of Common Stock currently
                                      outstanding.

     Warrants                         Up to 12,428,700 shares of
                                      Common Stock issuable upon
                                      exercise of warrants.


The Company will have the same capitalization on the date hereof as immediately prior to the Offering, except the Company may issue shares of its common stock upon the exercise of any of the foregoing options and warrants.

6. During the period of two years from the signing of this Agreement:

     A. If the Company receives a bona fide offer from a financial advisor or manager for a proposed financing transaction, Agent will have the option to serve as the Company's financial advisor or manager for the proposed financing transaction under the terms set forth in the offer. Agent will have 20 business days in which to exercise its option after the bona fide offer has been communicated to Agent in writing. Failure to notify the Company in writing of Agent's election to exercise the option within such 20-day period shall be deemed a failure to exercise the option and the Company shall be entitled to accept the offer without further obligation to Agent with respect to the proposed financing transaction.

     B. The Company may offer to retain Agent as its financial advisor or manager with respect to a proposed financing transaction by notifying Agent in writing of the

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Performance Health Technologies, Inc.
July 31, 2003
Page 4

          proposed financing transaction and the proposed compensation to Agent in connection therewith. Agent shall have 20 business days in which to accept or reject the offer. Failure to notify the Company in writing of Agent's acceptance of the offer within such 20-day period shall be deemed a rejection of the offer and the Company shall be entitled to enter into arrangements with other financial advisors or managers with respect to the proposed financing transaction, subject to Agent's right of first refusal under Section 6.A. above.

     C. After closing of the Offering and at the option of Agent, management of the Company will use reasonable efforts to increase the size of the Company's Board of Directors by one and to cause such additional seat to be filled by a nominee of Agent who is reasonably acceptable to management of the Company.

7. In connection with Agent's activities on the Company's behalf, the Company will cooperate with Agent and will furnish Agent with all information and data concerning the Company which Agent reasonably believes appropriate to the performance of services contemplated by this Agreement (all such information so furnished being the "Information") and will provide Agent with reasonable access to the Company's officers, directors, employees, independent accountants and legal counsel. The Company recognizes and confirms that Agent (i) will use and rely primarily on the Information and on information available from generally recognized public sources in performing the services contemplated by the Agreement, without having independently verified same, (ii) does not assume responsibility for the accuracy or completeness of the Information and such other information and (iii) will not make an independent appraisal of any of the Company's assets. The Information to be furnished by the Company, when delivered, will be, to the best of the Company's knowledge, true and correct in all material respects and will not contain any material misstatements of fact or omit to state any material fact necessary to make the statements contained therein not misleading. The Company will promptly notify Agent if it learns of any material inaccuracy or misstatement in, or material omission from any information thereto delivered to Agent. Agent agrees to keep the Information confidential and only to release the Information with the consent of the Company (except for such Information as set forth in the Offering memorandum). At the Closing, the Company shall deliver to Agent an officer certificate and opinion of counsel reasonably acceptable to the Company and Agent. If the transaction contemplated by this Agreement is not completed for whatever reason, Agent will return the Information (without keeping any copies thereof) forthwith on demand by the Company. Agent on its part represents, warrants, and agrees that it has and at all times while it is performing services under this Agreement it will comply with all laws, rules, and regulations applicable to it in connection with the services it performs under this Agreement, such compliance to include all licenses in all applicable jurisdictions it and its agents are required to maintain for purposes of its activities under this Agreement.

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Performance Health Technologies, Inc.
July 31, 2003
Page 5

8. It is understood that the Company hereby engages Agent on a non-exclusive basis to act as Agent in connection with the Offering for a six-month period (the "Term") commencing on the execution hereof; provided, however, that the Term shall be automatically renewed for successive six-month periods unless either party gives notice to the other within 60 but not less than 30 days prior to the expiration of the Term or any successive six-month period, if applicable, of its desire that this engagement expire. It is expressly understood that the provisions relating to the payment of fees and expenses and indemnification will survive any such termination or expiration of this Agreement or completion of Agent services. Notwithstanding the foregoing, either party may terminate this Agreement upon 30 days prior written notice. In the event the Company terminates this Agreement and the effective date of such termination is prior to the expiration of the Term or any aforementioned, successive six-month period (except if such termination is the result of Agent's inability to consummate the Offering), the Company hereby agrees to pay Agent a termination fee (a "Termination Fee"), equal to $75,000 plus any and all amounts payable to Agent pursuant to Section 4 hereof. In addition, in the event there has been a material adverse change affecting the Company, Agent may terminate this Agreement forthwith upon notice to the Company, notwithstanding the 30 day notice requirement set forth above. The parties hereto hereby further agree that in the event the Company terminates this Agreement and the effective date of such termination is prior to the expiration of the Term or any aforementioned, successive six-month period, and in the event the Company consummates a transaction within 12 months after the effective date of such termination with any person (the "Investor"), who was directly or indirectly introduced to the Company by Agent and had not theretofore had a relationship as an employee, stockholder, lender, or officer of the Company, the Company shall pay to Agent the compensation payable hereunder (not theretofore paid) with respect only however to the amount of gross proceeds raised from such Investor. Agent will bear the burden of demonstrating, to the Company's reasonable satisfaction, that a particular Investor was introduced by or through Agent to the Company.

9. The Company agrees that Agent has the right to place "tombstone" or other advertisements describing its services to the Company under this Agreement in financial and other newspapers and journals, provided the Company consents to the same, and which consent shall not be unreasonably withheld, and provided further that any such advertisement complies with applicable law.

10. The Company agrees to indemnify Agent in accordance with the indemnification provisions (the "Indemnification Provisions") attached to this Agreement, as Exhibit B, and which Indemnification Provisions are incorporated herein and made a part hereof and which shall survive the termination or expiration of this Agreement.

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Performance Health Technologies, Inc.
July 31, 2003
Page 5

11. The validity and interpretation of this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware applicable to agreements made and to be fully performed therein (excluding the conflicts of laws rules).

12. The benefits of this Agreement shall inure to the parties hereto, their respective successors and assigns and to the indemnified parties hereunder and their respective successors and assigns and representatives, and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and assigns.

13. Each of the Company and Agent (and, to the extent permitted by law, on behalf of their respective equity holders and creditors) hereby knowingly, voluntarily and irrevocably waives any right it may have to a trial by jury in respect of any claim based upon, arising out of or in connection with this Agreement and the transactions contemplated hereby. Each of the Company and Agent hereby certify that no representative or agent of the other party has represented expressly or otherwise that such party would not seek to enforce the provisions of this waiver. Further each of the Company and Agent acknowledges that each party has been induced to enter this Agreement by, inter alia, the provisions of this Section.

14. If it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that any term or provision hereof is invalid or unenforceable, (i) the remaining terms and provisions hereof shall be unimpaired and shall remain in full force and effect and (ii) the invalid or unenforceable provision or term shall be replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of such invalid or unenforceable term or provision.

15. This Agreement embodies the entire agreement and understanding of the parties hereto and supersedes any and all prior agreements, arrangements and understanding relating to the matters provided for herein. No alteration, waiver, amendment, change or supplement hereto shall be binding or effective unless the same is set forth in writing signed by a duly authorized representative of each party.

16. The Company has all requisite corporate power and authority to enter into this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws).

17. Agent has all requisite corporate power and authority to enter into this Agreement, once executed by Agent's Officers. This Agreement has been duly and validly authorized by all

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Performance Health Technologies, Inc.
July 31, 2003
Page 7

necessary corporate action on the part of Agent and has been duly executed and delivered by Agent and constitutes a legal, valid and binding agreement of Agent, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws).

18. This Agreement does not create, and shall not be construed as creating, rights enforceable by any person or entity not a party hereto, except those entitled thereto by virtue of the Indemnification Provisions hereof. The Company acknowledges and agrees that with respect to the services to be rendered by Agent, Agent is not and shall not be construed as a fiduciary of the Company and shall have no duties or liabilities to the equity holders or creditors of the Company or any other person by virtue of this Agreement and the retention of Agent hereunder, all of which are hereby expressly waived. The Company also agrees that Agent shall not have any liability (including without limitation, liability for losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements resulting from any negligent act or omission of Agent, whether direct or indirect, in contract, tort or otherwise) to the Company or to any person (including, without limitation, equity holders and creditors of the Company) claiming through the Company for or in connection with the engagement of Agent, this Agreement and the transactions contemplated hereby, except for liabilities which arise as a result of the gross negligence or willful misconduct of Agent. The Company acknowledges that Agent was induced to enter into this Agreement by, INTER ALIA, the provisions of this Section.

19. For the convenience of the parties, any number of counterparts of this Agreement may be executed by the parties hereto. Each such counterpart shall be, and shall be deemed to be, an original instrument, but all such counterparts taken together shall constitute one and the same Agreement.







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Performance Health Technologies, Inc.
July 31, 2003
Page 8


     If the foregoing correctly sets forth our agreement, we would appreciate your signing the enclosed copy of this letter in the space provided and returning it to us.

                                          Very truly yours,

                                          NORTH COAST SECURITIES CORPORATION


                                          By:
                                          Name: ________________________
                                          Title: _______________________


Confirmed and agreed to
this _____ day of July, 2003

PERFORMANCE HEALTH TECHNOLOGIES, INC.


By: __________________________
    Marc R. Silverman
    CEO, President & Director

                                    EXHIBIT A

                      SUMMARY OF CERTAIN TERMS OF OFFERING


Offering Price                   $1,000 per Unit.

Units Each Unit will consist of an 8.5% Convertible Note (the "Convertible Note") in the principal amount of $1,000 and 250 shares of the Company's Common Stock.

Convertible Notes                The Convertible Notes will be issued in
                                 increments of $1,000. The principal balance of each Convertible Note will be payable on the fifth anniversary of the closing with respect to the Convertible Note. The holder of each Convertible Note may elect to convert the principal and interest of the Convertible Note into shares of Common Stock at the rate of one share per $2.00 converted. Each Convertible
                                 Note will bear interest at 8.5% per annum which will be payable annually at the option of the Company in cash, Common Stock (at the rate of one share per $2.00 of interest paid with Common Stock), or a combination of cash and Common Stock.

Minimum Closing $1,000,000 (which amount includes the Units issued in connection with the conversion of the principal and interest under the THC
                                 Note).

Maximum Closing                  $3,700,000.

Agent Fees

     o    Commission             10% commission (no commission on the conversion
                                 of the THC Note).

     o    Expenses               Non-accountable expense allowance in the amount
                                 equal to 2% of the Offering Amount (no expenses on the conversion of the THC Note)

     o    Warrants               Warrants to purchase 75 shares of Common Stock
                                 per Unit at $1.50 per share.

     o    Fee                    $20,000

     o Legal Fees The Company will pay up to $25,000 of the legal fees incurred by Agent in connection with the Offering.

Qualified Investors              Accredited investors only.

Other Terms The following will require the mutual consent of the Company and Agent: (i) closing of the offering; (ii) waiver of the minimum; and (iii) extension of the term of the offering.

                                    EXHIBIT B

                           INDEMNIFICATION PROVISIONS

     Capitalized terms used herein that are not defined in these indemnification provisions ("Indemnification Provisions") have the meaning set forth in the engagement letter agreement dated July 31, 2003, between North Coast Securities Corporation ("Agent") and Performance Health Technologies, Inc., as such a agreement may be amended from time to time (the "Agreement").

     The Company agrees to indemnify and hold harmless Agent, to the fullest extent permitted by law, from and against any and all losses, claims, damages, liabilities, obligations, penalties, judgments, awards, costs, expenses and disbursements (and any and all actions, suits, proceedings and investigations in respect thereof and any and all legal and other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise), including, without limitation, the costs, expenses and disbursements, as and when incurred, of investigating, preparing or defending any such action, suit, proceeding or investigation (whether or not in connection with litigation in which Agent is a party), directly or indirectly, caused by, relating to, based upon, arising out of or in connection with (a) Agent's acting for the Company, including, without limitation, any act or omission by Agent in connection with its acceptance of or the performance or nonperformance of its obligations under the Agreement, (b) any untrue statement or alleged untrue statement of a material fact contained in, or omissions or alleged omissions from, the Offering memorandum or similar statements or omissions in or from any other information furnished to Agent by the Company or (c) any Offering; provided, however, such indemnity agreement shall not apply to any portion of any such loss, claim, damage, obligation, penalty, judgment, award, liability, cost, expense or disbursement to the extent it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from the gross negligence or willful misconduct of Agent.

     These Indemnification Provisions shall be in addition to any liability which the Company may otherwise have to Agent or the persons indemnified below in this sentence and shall extend to the following Agent its affiliated entities, directors, officers, employees, legal counsel, agents and controlling persons (within the meaning of the federal securities laws). All references to Agent in these Indemnification Provisions shall be understood to include any and all of the foregoing.

     If any action, suit, proceeding or investigation is commenced, as to which Agent proposes to demand indemnification, it shall notify the Company with reasonable promptness; provided, however, that the Company shall be relieved from its obligations hereunder to the extent a failure by Agent to notify the Company with reasonable promptness results in a significant increase in the Company's obligations hereunder. Agent shall have the right to retain counsel of its own choice to represent it, which counsel shall be reasonably acceptable to the Company, and the Company shall pay the fees, expenses and disbursements of such counsel; and such counsel shall, to the extent consistent with its professional responsibilities, cooperate with the Company and any counsel designated by the Company. The Company shall be liable for any settlement of any claim against Agent made with the Company's written consent, which consent shall not be unreasonably withheld. The Company shall not, without the prior written consent of Agent, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent includes, as an unconditional term thereof, the giving by the claimant to Agent of an unconditional and irrevocable release from all liability in respect of such claim.

     In order to provide for just and equitable contribution, if a claim for indemnification pursuant to these Indemnification Provisions is made but it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then the Company, on the one hand, and Agent, on the other hand, shall contribute to the losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements to which the indemnified persons may be subject in accordance with the relative benefits received by the Company, on the one hand, and Agent, on the other hand, and also the relative fault of the Company, on the one hand, and Agent, on the other hand, in connection with the statement, acts or omissions which resulted in such losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements and the relevant equitable considerations shall also be considered. No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for such fraudulent misrepresentation. Notwithstanding the foregoing, Agent shall not be obligated to contribute any amount hereunder that exceeds the amount of fees previously received by Agent pursuant to the Agreement.

     Neither termination nor completion of the engagement of Agent referred to above shall affect these Indemnification Provisions which shall then remain operative and in full force and effect.










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